UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 25, 2013

Carrollton Bancorp
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

2329 West Joppa Road, Suite 325, Lutherville, MD	21093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (410) 494-2580

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2013, the boards of directors of the Carrollton Bancorp (the “Company”) and Bay Bank, FSB (the “Bank”) elected Eric D. Hovde to serve on these boards to fill one of the two board seats held by officers of Hovde Acquisition I LLC, the managing member of Financial Services Partners Fund I (“FSPF”) which is the majority stockholder of the Company.  These board seats were previously held by Shaun E. Murphy, who resigned from these positions on September 25, 2013 to enable this change.  Mr. Murphy will assume broader responsibilities in the Hovde banking organization as Chief Risk Officer of a new holding company being established, pending regulatory approval, in the reorganization of Hovde’s various merchant banking entities.

Mr. Hovde, age 49, has started and managed numerous business enterprises, which have provided him with an expertise in the financial services and real estate-related industries. Mr. Hovde is the President and Chief Executive Officer of Hovde Private Equity Advisors LLC, a private equity firm, and of Hovde Capital Advisors LLC, an asset management firm. Both firms are focused exclusively on the financial services sector.  Mr. Hovde is also Chief Executive Officer of Hovde Properties LLC, a third generation family company that purchases, develops and manages real estate in the southern Wisconsin area, Mr. Hovde oversees the management of this company and also serves on its Board of Directors.

Prior to the formation of the private equity fund, Mr. Hovde led the firm’s affiliated merchant banking activities, using the firm’s proprietary capital to acquire ten controlling interests in community banks, thrifts and other nonbank financial services companies. He was a founder of Hovde Financial, a business which he established and developed into a top-tier investment bank in the community bank and thrift industry.  As a long-time community banker, Mr. Hovde has also served as a director on numerous community bank and thrift boards. As a controlling shareholder, he currently serves as the Chairman of Sunwest Bank in California.  Additionally, Mr. Hovde is a significant shareholder and board member of ePlus, Inc., a leading value-added reseller and lessor of technology products and services.  Mr. Hovde earned his degrees in Economics and International Relations at the University of Wisconsin. He resides in Madison, Wisconsin and is married and has two children.

The Company’s Board of Directors has appointed Mr. Hovde to serve on Bay Bank’s ALCO Committee and Carrollton Bancorp’s Nominating & Corporate Governance Committee, replacing Mr. Murphy on these committee assignments.  For his service, Mr. Hovde will be entitled to receive the director compensation that is paid to other non-employee directors of the Company.  This compensation was discussed in the “Director Compensation” section of the Company’s definitive proxy statement on Schedule 14A for its 2013 annual meeting of stockholders, filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2013, and in Item 1.01 of the Company’s Current Report on Form 8-K, filed with the SEC on July 1, 2013, which section and item are incorporated herein by reference.  Mr. Hovde will also receive an award of restricted stock valued at $10,000 under the Company’s 2007 Equity Plan.  Based on the closing sales price of the Company’s common stock on September 25, 2013of $5.59 per share as reported on the NASDAQ Capital Market, Mr. Hovde will be awarded 1,789 shares of common stock that will vest on September 25, 2014.  The award will be evidenced by a Restricted Stock Award Agreement, a copy of which was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K that was filed with the SEC on July 1, 2013.

FSPF beneficially owns 7,816,378 shares of the Company’s common stock, or 83.7% of all outstanding shares of common stock.  FSPF acquired these shares on April 19, 2013 in connection with the Company’s merger with Jefferson Bancorp, Inc. (the “Merger”).  Prior to the Merger, FSPF was the sole stockholder of Jefferson Bancorp, Inc. and received the shares as consideration in the Merger.  The Company has agreed, pursuant to a Registration Rights Agreement, dated as of April 19, 2013, to register the shares of the Company’s common stock held by FSPF with the SEC for public resale under certain conditions.  These transactions are discussed in Item 1.01, Item 2.01 and Item 3.02 of the Company’s Current Report on Form 8-K, filed with the SEC on April 25, 2013, which items are incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

Dated: October 1, 2013	By:	/s/ Kevin B. Cashen
Kevin B. Cashen
President & Chief Executive Officer